UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  August 14, 2017

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2017, the Board of Directors of Atrion Corporation (the “Company”), on the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), approved the adoption of the Atrion Corporation Nonqualified Deferred Compensation Plan (the “Plan”), effective as of September 1, 2017. The Plan is an unfunded deferred compensation plan under which a select group of our management or highly compensated employees, including our executive officers (the “Participants”), may elect to defer their compensation.

Each Participant may elect to defer a portion of his or her cash compensation that will be credited to the Participant’s bookkeeping account under the Plan, adjusted for any notational gains or losses attributable to the hypothetical investments selected by the Participant from those made available from time to time under the Plan. Each Participant will be 100% vested in his or her deferrals and any deemed earnings thereon. The Company will not make any matching or discretionary contributions under the Plan.

Under the Plan, the Company will be obligated to make payment at a future date of the deferred compensation credited to the Participant’s bookkeeping account, adjusted for gains or losses from the hypothetical investments selected by the Participant. With certain exceptions, deferred compensation obligations will be paid upon: (a) a fixed payment date as selected by the Participant; (b) a Participant’s separation from service with the Company and its affiliates; (c) the date of the Participant’s death; (d) the Participant’s disability; or (e) the date on which a change in control occurs, as defined in the Plan. These obligations are unfunded, unsecured general obligations of the Company. Depending upon the payment election made by the Participant, payments will be distributed in the form of a lump sum or in installments.

The Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and will be administered by the Compensation Committee.

The foregoing description of the Plan is qualified in its entirely by reference to the full text of the Plan which will be filed with the Company’s Form 10-Q for the quarter ending September 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

Date: August 18, 2017	By:	/s/ Jeffery Strickland
Jeffery Strickland Vice President and Chief Financial Officer, Secretary and Treasurer